Schedule A

to

Investment Advisory Agreement

of

JPMorgan Trust IV

Advisory Fee Rates

(amended as of November 17, 2020)

Name	Fee Rate
JPMorgan Core Focus SMA Fund	N/A

JPMorgan Municipal SMA Fund	N/A

JPMorgan Securities Lending Money Market Fund	0.08%

JPMorgan SmartSpending 2015 Fund	0.15%

JPMorgan Ultra Short Municipal Fund	0.15%

JPMorgan Institutional Tax Free Money Market Fund	0.08%

JPMorgan Equity Premium Income Fund	0.25%

JPMorgan International Hedged Equity Fund	0.25%

JPMorgan Emerging Markets Research Enhanced Equity Fund	0.25%

JPMorgan International Equity Plus Fund*	0.60%

JPMorgan Macro Opportunities Fund	0.60%

JPMorgan SmartSpending 2020 Fund*	0.15%

JPMorgan Hedged Equity 2 Fund**	0.25%

JPMorgan Hedged Equity 3 Fund**	0.25%

*	Initial term continues until October 31, 2021.
**	Initial term continues until October 31, 2022

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*    *    *    *    *

JPMORGAN TRUST IV	J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:	By:

Name:	Name:

Title:	Title:

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